UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported) — September 13, 2007

ZIFF DAVIS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-99939 Commission file number	36-4355050 (I.R.S. Employer Identification No.)
28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)
(212) 503-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 13, 2007, Daniel Blumenthal and Bradley Shisler resigned from the boards of directors of each of Ziff Davis Holdings Inc. (the “Registrant”) and Ziff Davis Media Inc. (the “Company”) and from all committees of each such board. Effective September 18, 2007, Paul Mayfield was appointed to the board of directors of each of the Registrant and the Company and to the Audit Committee of each such board of directors.
Mr. Mayfield, age 60, has been a Managing Director of Willis Stein & Partners since 2001. From 2000 until 2001, he was a consultant to Willis Stein & Partners. From 1990 until 2000, Mr. Mayfield was a partner in Ernst & Young’s Transaction Advisory Services Group, and prior to that, spent 10 years in the audit department of Arthur Young & Co. He is a CPA and holds an MBA in finance from the University of Chicago.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.
By:	/s/ Mark Moyer
Mark Moyer
Chief Financial Officer Date: September 19, 2007